UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2014

PHARMACYCLICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26658	94-3148201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

995 E. Arques Avenue, Sunnyvale, California		94085-4521
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 774-0330

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 1, 2014, Pharmacyclics, Inc. (the “Company”) earned a $20 million milestone payment under its collaboration agreement with Janssen Biotech Inc. as a result of the European Medicines Agency (“EMA”) accepting a Type II variation application (the “Application”) for IMBRUVICA® (ibrutinib).  This submission, filed by strategic partner Janssen-Cilag International NV represents a potential label expansion of IMBRUVICA in the European Union (“EU”) for the treatment of adult patients with Waldenstrom’s macroglobulinemia (“WM”), a rare type of B-cell lymphoma for which treatment options are limited in EU.  If approved, IMBRUVICA would be the first label specifically authorized to treat WM.  A copy of the press release announcing the EMA acceptance of the Application is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information contained on the websites referenced in the press release is not incorporated herein.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	New IMBRUVICA® (ibrutinib) Application Accepted by European Medicines Agency for Waldenstrom’s Macroglobulinemia

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

December 1, 2014

PHARMACYCLICS, INC.

By:	/s/ Manmeet Soni
Name: Manmeet Soni
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	New IMBRUVICA® (ibrutinib) Application Accepted by European Medicines Agency for Waldenstrom’s Macroglobulinemia